UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant
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Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12
FLOTEK INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

On July 27, 2023, Flotek Industries, Inc. (“Flotek,” “we,” “our,” “us,” or the “Company”) filed a definitive proxy statement (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with a special meeting of the Company’s stockholders to be held on September 5, 2023 (the “Special Meeting”) to consider and vote on, among other items, (i) the issuance of common stock underlying the February 2023 Pre-Funded Warrant held by ProFrac Holdings II, LLC (“Item 1”); and (ii) the issuance of common stock underlying the June 2022 Pre-Funded Warrant held by ProFrac Holdings II, LLC (“Item 2”, and together with Item 1, the “Items”).

The Company has determined to supplement the Definitive Proxy Statement as set forth below to provide additional information about the Items. There is no change to the location, the record date, or any of the other items to be acted upon at the Special Meeting.

SUPPLEMENT TO PROXY STATEMENT OF
FLOTEK INDUSTRIES, INC.
Dated August 29, 2023

The following disclosures supplement, and should be read in conjunction with, the disclosures contained in the Company’s definitive proxy statement (the “Definitive Proxy Statement”), filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2023, which in turn should be read in its entirety. All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the supplemental disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. This Supplement to the Definitive Proxy Statement (this “Supplement”) is incorporated into, and amends and/or supplements, the Definitive Proxy Statement as provided herein. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

As provided in the Definitive Proxy Statement, the Company is seeking shareholder approval of (i) the issuance of common stock underlying the February 2023 Pre-Funded Warrant held by ProFrac Holdings II, LLC (“Item 1”); and (ii) the issuance of common stock underlying the June 2022 Pre-Funded Warrant held by ProFrac Holdings II, LLC (“Item 2”, and together with Item 1, the “Items”). The purpose of the supplemental disclosures is solely to amend the Definitive Proxy Statement to provide additional information about the Items.

Supplemental Disclosures to Item 1

1. The disclosure under the heading “Background” starting on page 8 of the Definitive Proxy Statement is hereby amended and supplemented, by adding a new paragraph above the subheading “Chemical Products Supply Agreement” on page 8 of the Definitive Proxy Statement, as follows:

Beginning in July 2021, in response to uncertainty about the Company’s ability to continue as a going concern in the absence of combination transactions to address financial and operating issues, the Company’s management initiated discussions with a number of potential strategic partners for its chemistry business regarding a variety of possible transactions. While the Company did not have significant debt, despite cost-cutting, the Company needed significant additional revenue and capital to support the costs of running the Company’s business. While these discussions were ongoing, in December 2021, the Company received an unsolicited indication of interest from a third party (other than ProFrac Holdings) for a potential transaction for all or part of the Company, and publicly announced that it had engaged Piper Sandler & Co. as a financial advisor to assist with the evaluation process. In addition to evaluating the indication of interest, the Company received inquiries from multiple other parties in response to the Company’s public announcement, including financial and commercial proposals similar to the transactions entered into with ProFrac Holdings. The Company’s Board of Directors evaluated these inquiries and negotiated preliminary terms with select parties with the assistance of Piper Sandler and members of management. The evaluation of these inquiries by the Company’s Board of Directors ultimately resulted in the Company entering into the February 2022 ProFrac Agreements as described in further detail below.

2. The disclosure under the subheading “Chemical Products Supply Agreement” starting on page 8 of the Definitive Proxy Statement is hereby amended and supplemented, by replacing the fourth and fifth full paragraphs thereunder on page 9 of the Definitive Proxy Statement in their entirety, as follows:

On May 17, 2022, in connection with the issuance of $50 million in Notes under the Securities Purchase Agreement between the Company and ProFrac Holdings dated February 16, 2022 (the “February SPA”), Flotek Chemistry and ProFrac Services entered into an amendment to the Supply Agreement (the “Supply Agreement First Amendment”) to (i) increase ProFrac Services’ minimum purchase obligation for each year to the greater of 70% of ProFrac Services’ requirements and a baseline measured by ProFrac Services first 30 hydraulic fracturing fleets, and (ii) increase the term to 10 years.

On February 1, 2023, Flotek Chemistry and ProFrac Services entered into a second amendment to the Supply Agreement effective January 1, 2023 (the “Supply Agreement Second Amendment”) to (i) provide a ramp-up period from January 1, 2023 to May 31, 2023 for ProFrac Services to increase the number of active hydraulic fracturing fleets to 30 fleets, (ii) waive any liquidated damages payment relating to any potential order shortfall prior to January 1, 2023, (iii) add additional fees to certain products, and (iv) provide margin increases based on revenue percentages from non-ProFrac customers. The Company expects that the net present value of the economic benefit attributable to the Supply Agreement Second Amendment will exceed the value of the liquidated damages payments that would have been received for the period from April 1, 2022 through December 31, 2022.

3. The disclosure under the subheading “Registration Statement on Form S-3” on page 10 of the Definitive Proxy Statement is hereby amended and supplemented, by replacing the paragraph thereunder in its entirety, as follows:

Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form S-3 with the SEC on May 11, 2022, which was declared effective on May 20, 2022, registering the resale of up to 38,364,541 shares of the Company’s common stock issued or issuable upon conversion of the Notes and issued or issuable pursuant to the Pre-Funded Warrants, including up to 25,272,832 shares of the Company’s common stock issued or issuable upon conversion of the Notes held by ProFrac Holdings and issued or issuable pursuant to the February 2023 Pre-Funded Warrant. In certain circumstances and subject to customary qualifications and limitations, the holders of Registrable Securities have piggyback registration rights on offerings of the Company's common stock initiated by the Company, among other rights as described in the Registration Rights Agreement, and ProFrac Holdings and the other institutional investors party thereto have rights to request that the Company initiate an Underwritten Offering (as defined in the Registration Rights Agreement) of Registrable Securities in any 365-day period.

4. The disclosure on page 11 of the Definitive Proxy Statement is hereby amended and supplemented, by adding two new headings and respective paragraphs below the heading “Entire Agreements” and the disclosure thereunder as follows:

Financial Advisor

Piper Sandler & Co. served as the exclusive financial advisor to the Company in connection with the transactions contemplated by February 2022 ProFrac Agreements. Piper Sandler also served as financial advisor to the Company in connection with the transactions contemplated by the February SPA, and as investment banking advisor to the Company in connection with the transactions contemplated by June SPA, the June 2022 Pre-Funded Warrant and the Registration Rights Agreement Amendment (as described below in Item 2). Piper Sandler received fees of approximately $2 million in the aggregate in connection with the foregoing transactions. As described above, the Company’s Board of Directors originally engaged Piper Sandler in December 2021 to assist with the evaluation of an unsolicited indication of interest for a potential transaction for all or part of the Company.

Prior Shareholder Approval and Fairness Opinion

The transactions contemplated by the February SPA, including the issuance and sale of the $50 million in Notes, the issuance of the shares of the Company’s common stock issuable upon the conversion of the Notes and the entry into the Supply Agreement First Amendment, were approved by the Company’s stockholders at a special meeting of stockholders of the Company held on May 9, 2022 (the “May 2022 Special Meeting”). For additional information regarding the May 2022 Special Meeting, including information about the February SPA, the Supply Agreement, the Supply Agreement First Amendment, the considerations of, and the recommendation by, the Company’s Board of Directors, and the financial analyses, fairness opinion and fees of the Company’s financial advisor, Stephens, Inc., please see the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 5, 2022. See “Other Information - Change of Control” for additional information about the February SPA.

5. The disclosure under the heading “Consequences of Not Approving this Item 1” on page 13 of the Definitive Proxy Statement is hereby amended and supplemented, by adding a new sentence to the end of the paragraph, as follows:

The Company believes that the Supply Agreement (as amended by the Supply Agreement First Amendment and Supply Agreement Second Amendment) will result in revenue in excess of $2 billion over the 10-year term of the agreement.

Supplemental Disclosures to Item 2

1. The disclosure above the heading “Background” starting on page 14 of the Definitive Proxy Statement is hereby amended and supplemented, by replacing the paragraph in its entirety, as follows:

Item 2 is to consider and approve the issuance of shares of the Company’s common stock underlying the June 2022 Pre-Funded Warrant (the “June 2022 Pre-Funded Warrant”) issued to and held by ProFrac Holdings II in connection with that certain Securities Purchase Agreement, dated as of June 17, 2022, between the Company and ProFrac Holdings II. Subject to (i) the Company obtaining the approval of this Item 2 from the holders of a majority of the issued and outstanding shares of the Company’s common stock, other than any such shares held by ProFrac Holdings II or any of its affiliates and (ii) ProFrac Holdings II paying an additional $4.5 million change of control premium to the Company, the June 2022 Pre-Funded Warrant permits ProFrac Holdings II to purchase up to 13,104,839 shares of the Company’s common stock at an exercise price of $0.0001 per share, in each case as subject to adjustment from time to time, as further described below, representing a 20% premium to the 30-day volume weighted average price of the Company’s common stock at the close of business on the day prior to the date of the June SPA (as defined below).

2. The disclosure under the heading “Background” starting on page 14 of the Definitive Proxy Statement is hereby amended and supplemented, by adding two new paragraphs above the subheading “Securities Purchase Agreement” on page 14 of the Definitive Proxy Statement, as follows:

Beginning in the second quarter of 2022, in response to concern about the Company’s limited working capital available to support its obligations under the Supply Agreement (as amended by the Supply Agreement First Amendment), the Company, with the assistance of its financial advisor Piper Sandler & Co., investigated a number of debt and equity financing opportunities to provide such additional working capital. The evaluation of the opportunities ultimately resulted in the Company’s Board of Directors (consisting solely of independent or disinterested directors) unanimously approving, and the Company entering into, the June SPA (as defined below) and issuing the June 2022 Pre-Funded Warrant as described in further detail below.

In the course of approving the June SPA, the Company’s Board of Directors considered the following factors that it believed would ensure the fairness of the transaction to the Company’s unaffiliated stockholders: (i) the Company received $19.5 million of cash critical in supporting its obligations under the Supply Agreement (as amended by the Supply Agreement First Amendment), (ii) the $19.5 million purchase price represented a 20% premium to the 30-day volume weighted average price of the Company’s common stock at the close of business on the day prior to the date of the June SPA, (iii) the exercise of the June 2022 Pre-Funded Warrant by ProFrac Holdings II was subject to the Company obtaining the approval of this Item 2 from the holders of a majority of the issued and outstanding shares of the Company’s common stock, other than any such shares held by ProFrac Holdings II or any of its affiliates, (iv) the exercise of the June 2022 Pre-Funded Warrant by ProFrac Holdings II was subject to ProFrac Holdings II paying an additional $4.5 million change of control premium to the Company, (v) the Company’s Board of Directors were advised by Piper Sandler & Co. and external legal counsel and (vi) the transaction was unanimously approved by the Company’s Board of Directors (consisting solely of independent or disinterested directors).

3. The disclosure under the subheading “General Terms” on page 15 of the Definitive Proxy Statement is hereby amended and supplemented, by replacing the paragraph thereunder in its entirety, as follows:

The June 2022 Pre-Funded Warrant permits ProFrac Holdings II to purchase up to 13,104,839 shares (the “June 2022 Warrant Shares”) of the Company’s common stock at an exercise price of $0.0001 per share, in each case as subject to adjustment from time to time, representing a 20% premium to the 30-day volume weighted average price of the Company’s common stock at the close of business on the day prior to the date of the June SPA. All or any part of the June 2022 Pre-Funded Warrant shall be exercisable by ProFrac Holdings II at any time and from time to time on or after the original issue date and until the June 2022 Pre-Funded Warrant is exercised in full, subject to the conditions and restrictions contained in the June 2022 Pre-Funded Warrant. The exercise price and number of June 2022 Warrant Shares issuable upon exercise of the June 2022 Pre-Funded Warrant are subject to adjustment from time to time for stock dividends and splits, pro rata distributions and fundamental transactions, as described in the June 2022 Pre-Funded Warrant.

4. The disclosure under the subheading “Conditions to Exercise” on page 15 of the Definitive Proxy Statement is hereby amended and supplemented, by replacing the paragraph thereunder in its entirety, as follows:

Pursuant to the terms of the June 2022 Pre-Funded Warrant, no June 2022 Warrant Shares will be issued to ProFrac Holdings II or any of its affiliates under the June 2022 Pre-Funded Warrant (and neither ProFrac Holdings II nor any of its affiliates shall have any voting or consent rights with respect to any such June 2022 Warrant Shares) unless and until (i) the Company has obtained the approval thereof from the holders of a majority of the issued and outstanding shares of the Company’s common stock, other than any such shares held by ProFrac Holdings II or any of its affiliates and (ii) ProFrac Holdings II has paid an additional $4.5 million change of control premium to the Company, except to the extent that the holder of the June 2022 Pre-Funded Warrant exercises such warrant immediately prior to the sale of the underlying shares of the Company’s common stock to a non-affiliate of the holder.

5. The disclosure on page 16 of the Definitive Proxy Statement is hereby amended and supplemented, by adding two new headings and respective paragraphs below the heading “Entire Agreements” and the disclosure thereunder, as follows:

Financial Advisor

Piper Sandler & Co. served as the exclusive financial advisor to the Company in connection with the transactions contemplated by February 2022 ProFrac Agreements (as described above in Item 1). Piper Sandler also served as financial advisor to the Company in connection with the transactions contemplated by the February SPA (as described above in Item 1), and as investment banking advisor to the Company in connection with the transactions contemplated by June SPA, the June 2022 Pre-Funded Warrant and the Registration Rights Agreement Amendment. Piper Sandler received fees of approximately $2 million in the aggregate in connection with the foregoing transactions. The Company’s Board of Directors originally engaged Piper Sandler in December 2021 to assist with the evaluation of an unsolicited indication of interest for a potential transaction for all or part of the Company.

Prior Shareholder Approval and Fairness Opinion

The transactions contemplated by the February SPA, including the issuance and sale of the $50 million in Notes, the issuance of the shares of the Company’s common stock issuable upon the conversion of the Notes and the entry into the Supply Agreement First Amendment, were approved by the Company’s stockholders at a special meeting of stockholders of the Company held on May 9, 2022 (the “May 2022 Special Meeting”). For additional information regarding the May 2022 Special Meeting, including information about the February SPA, the Supply Agreement, the Supply Agreement First Amendment, the considerations of, and the recommendation by, the Company’s Board of Directors, and the financial analyses, fairness opinion and fees of the Company’s financial advisor, Stephens, Inc., please see the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 5, 2022. See “Other Information - Change of Control” and “Other Information - Principal Stockholders” below for additional information.

6. The disclosure under the heading “Consequences of Not Approving this Item 2” on page 17 of the Definitive Proxy Statement is hereby amended and supplemented, by adding a new sentence to the end of the paragraph, as follows:

The Company believes that the Supply Agreement (as amended by the Supply Agreement First Amendment and Supply Agreement Second Amendment) will result in revenue in excess of $2 billion over the 10-year term of the agreement.

Supplemental Disclosures to Other Information

1. The disclosure under the heading “Change of Control” starting on page 23 of the Definitive Proxy Statement is hereby amended and supplemented, by replacing the first paragraph thereunder in its entirety, as follows:

As discussed under “Item 1: Approval of the Issuance of Common Stock Underlying the February 2023 Pre-Funded Warrant Held by ProFrac Holdings II, LLC” and “Item 2: Approval of the Issuance of

Common Stock Underlying the June 2022 Pre-Funded Warrant Held by ProFrac Holdings II, LLC” of this Proxy Statement and footnotes 4, 8 and 9 to the table in “Principal Stockholders” above, since February 2, 2022, ProFrac Holdings and ProFrac Holdings II have acquired a substantial amount of our securities, including the Notes, the June 2022 Prefunded Warrant, the February 2023 Prefunded Warrant and shares of the Company’s common stock, including 63,496,922 shares of the Company’s common stock issued to ProFrac Holdings II in May 2023 upon the maturity and conversion of $50.0 million in aggregate principal amount of the Notes, plus accrued paid-in-kind interest thereon, previously issued on May 17, 2022 pursuant to the February SPA. The transactions contemplated by the February SPA, including the issuance and sale of the $50 million Notes, the issuance of the shares of the Company’s common stock issuable upon the conversion of the Notes and the entry into the Supply Agreement First Amendment, were approved by the Company’s stockholders at a special meeting of stockholders of the Company held on May 9, 2022 (the “May 2022 Special Meeting”). For additional information regarding the May 2022 Special Meeting, including information about the February SPA, the Supply Agreement, the Supply Agreement First Amendment, the considerations of, and the recommendation by, the Company’s Board of Directors, and the financial analyses, fairness opinion and fees of the Company’s financial advisor, Stephens, Inc., please see the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 5, 2022.

2. The disclosure under the heading “Change of Control” starting on page 23 of the Definitive Proxy Statement is hereby further amended and supplemented, by adding a new paragraph below the second paragraph thereunder, as follows:

The February SPA further provides that ProFrac Holdings will have the right to purchase shares of common stock (or securities convertible into common stock) with respect to any new issuances by the Company, from time to time in order to beneficially own up to an aggregate of 51% of the fully-diluted common stock of the Company (and ProFrac Holdings is not limited in its ability to own in excess of 51% of the fully-diluted common stock of the Company).

Important Additional Information and Where to Find It

Forward-Looking Statements

This Supplement contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are not historical facts, but instead represent the current assumptions and beliefs regarding future events of the Company, many of which, by their nature, are inherently uncertain and outside the Company’s control. The forward-looking statements contained in this Supplement are based on information available as of the date of this Supplement. The forward-looking statements relate to future industry trends and economic conditions, forecast performance or results of current and future initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on the Company’s business, financial condition, future operating results and liquidity. These forward-looking statements generally are identified by words including but not limited to, “anticipate,” “believe,” “estimate,” “commit,” “budget,” “aim,” “potential,” “schedule,” “continue,” “intend,” “expect,” “plan,” “forecast,” "target", "think", "likely", “project” and similar expressions, or future-tense or conditional constructions such as “will,” “may,” “should,” “could” and “would,” or the negative thereof or other variations thereon or comparable terminology. The Company cautions that these statements are merely predictions and are not to be considered guarantees of future performance. Forward-looking statements are based upon current expectations and assumptions that are subject to risks and uncertainties that can cause actual results to differ materially from those projected, anticipated or implied. A detailed discussion of potential risks and uncertainties that could cause actual results and events to differ materially from forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — “Risk Factors” of our 2022 Annual Report on Form 10-K filed with the SEC on March 23, 2023 and periodically in subsequent reports filed with the SEC. The Company has no obligation, and we disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

Additional Information and Where to Find It

The Company has filed the Definitive Proxy Statement with the SEC on July 27, 2023 in connection with the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement, this Supplement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, the Special Meeting and related matters. Stockholders may also obtain a free copy of the Definitive Proxy Statement and this Supplement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov.